UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2013

DCP MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Commission File No. 001-32678

Delaware	03-0567133
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

370 17th Street, Suite 2500, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 633-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 11, 2013, DCP Midstream Operating, LP (the “Operating Partnership”), DCP Midstream Partners, LP (the “Partnership”) and certain of their affiliates (collectively with the Operating Partnership and the Partnership, the “DCP Entities”) entered into an underwriting agreement (the “Underwriting Agreement”) with RBC Capital Markets, LLC, RBS Securities Inc. and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters party thereto (collectively, the “Underwriters”), with respect to the issuance and sale by the Operating Partnership (the “Offering”) of $500 million in aggregate principal amount of the Operating Partnership’s 3.875% Senior Notes due 2023 (the “Notes”). The Notes will be fully and unconditionally guaranteed by the Partnership. The Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (Registration Nos. 333-182116 and 333-182116-01) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on June 14, 2012, as supplemented by a Prospectus Supplement, filed with the Commission on March 12, 2013 pursuant to Rule 424(b)(2) of the Securities Act. The Offering is scheduled to close on March 14, 2013.

The Operating Partnership intends to use the net proceeds from the Offering (i) to fund $488.3 million of the cash portion of the purchase price of the previously announced acquisition of an additional 46.67% interest in DCP SC Texas GP and a three-year fixed-price commodity derivative hedge (the “Eagle Ford Transaction”) and related expenses and (ii) for general partnership purposes. If the Eagle Ford Transaction is not consummated, the Operating Partnership intends to use the net proceeds from the Offering to repay indebtedness outstanding under its revolving credit facility, for organic growth projects, and for general partnership purposes.

Pursuant to the Underwriting Agreement, the DCP Entities agreed, among other things, to indemnify the Underwriters against certain liabilities, including liabilities arising under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect of those liabilities. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to this exhibit.

The Underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Partnership and its affiliates, for which they received or will receive customary fees and expense reimbursement. Affiliates of the Underwriters are lenders under the Operating Partnership’s revolving credit facility and accordingly will receive a portion of the proceeds from the Offering to the extent any of such proceeds are used to repay amounts outstanding under its revolving credit facility.

Item 7.01 Regulation FD Disclosure.

On March 11, 2013, the Partnership issued a press release announcing the pricing of the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto. In accordance with General Instruction B.2 of Form 8-K, this press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or Exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement dated March 11, 2013 among DCP Midstream Partners, LP, DCP Midstream GP, LP, DCP Midstream GP, LLC, DCP Midstream Operating, LP and DCP Midstream Operating, LLC, and RBC Capital Markets, LLC, RBS Securities Inc. and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters

99.1	Press Release dated March 11, 2013

Cautionary Statement regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as defined under the federal securities laws, including statements regarding the intended use of Offering proceeds and other aspects of Offering. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control, including market conditions, customary Offering closing conditions, closing of the Eagle Ford Transaction and other factors described in the prospectus and accompanying prospectus supplement for the Offering. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Partnership’s actual results may vary materially from what management anticipated, estimated, projected or expected.

Investors are encouraged to closely consider the disclosures and risk factors contained in the Partnership’s annual and quarterly reports filed from time to time with the Commission and in the prospectus and related prospectus supplement. The statements herein speak only as of the date of this report. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP MIDSTREAM PARTNERS, LP

By:	DCP MIDSTREAM GP, LP its General Partner

By:	DCP MIDSTREAM GP, LLC its General Partner

By:	/s/ Michael S. Richards
Name:	Michael S. Richards
Title:	Vice President, General Counsel and Secretary

March 12, 2013

EXHIBITS INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated March 11, 2013 among DCP Midstream Partners, LP, DCP Midstream GP, LP, DCP Midstream GP, LLC, DCP Midstream Operating, LP and DCP Midstream Operating, LLC, and RBC Capital Markets, LLC, RBS Securities Inc. and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters

99.1	Press Release dated March 11, 2013